UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2008

Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-11595	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 23, 2008, the Board of Directors of Astec Industries, Inc. (the "Company") voted to elect Thomas W. Hill as a new director to fill a previously existing vacancy.  Mr. Hill's initial term as a director will expire at the Company's 2010 annual meeting of shareholders.  At this time, Mr. Hill has not been added to any committees of the Board.

    There have been no arrangements or understandings between Mr. Hill and any other person pursuant to which he was elected as a director.  Mr. Hill will receive compensation for his services as director in accordance with the director compensation plan described under the heading "Director Compensation" in the Company's definitive Proxy Statement dated March 5, 2008, and filed with the commission on March 5, 2008.

    Mr. Hill is the former Chief Executive Officer of Oldcastle, Inc., ("Oldcastle") the North American arm of CRH, plc, one of the world’s leading building materials companies based in Dublin, Ireland. Mr. Hill has served on the RH Board of Directors since 2002. Before becoming CEO of Oldcastle, Inc. in July of 2007, Mr. Hill ran the Materials Group as its Chief Executive Officer for 15 years. He has been a leader in the transportation industry for a number of years. He served as Chairman of the American Road and Transportation Builders Association from 2002 to 2004, during congressional consideration of the multi-year authorization bill “SAFETEA-LU.” During that time he worked to develop legislative proposals that would address the transportation infrastructure needs of the country, convened industry meetings to develop a consensus position and testified before Congress on the need for increased federal investment in transportation infrastructure. Mr. Hill also has served as Treasurer of both the National Asphalt Pavement Association and the National Stone Association, and remains active with ARTBA’s Executive Committee. Tom is serving as Vice-Chairman of ARTBA’s Highway Reauthorization task force. He started his career in 1980 with CRH as a Financial Analyst at Amcor in Ogden, Utah. In 1982 he served as Vice President and General Manager of Westile in Katy, Texas. In 1986 he became Vice President of Development for Oldcastle, Inc. Mr. Hill received his MBA from Trinity College in Dublin, Ireland and a Bachelor of Arts in Economics and History from Duke University.

    As a result of serving as the Chief Executive Officer of Oldcastle, Mr. Hill has an indirect material interest in the customer relationship between the Company and Oldcastle.  Since  January 1, 2008, Oldcastle has purchased approximately $20,107,000 of equipment from the Company.  Mr. Hill's employment with Oldcastle terminated on June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2008	ASTEC INDUSTRIES, INC.
By:/s/ F. McKamy Hall F. McKamy Hall Vice President and Chief Financial Officer (Principal Financial Officer)